As filed with the Securities and Exchange Commission on____________ Registration No.333-
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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
                       ----------------

               SOUTHWESTERN BELL TELEPHONE COMPANY
                          175 E. Houston Street
                      San Antonio, Texas 78205-2233
                             (210) 351-3888
            As Issuer and Registrant of Debt Securities

A Missouri Corporation                               IRS Taxpayer No. 43-0529710

                         Agent for Service:
                           JUDITH M. SAHM
               Southwestern Bell Telephone Company
                175 E. Houston Street, 11th Floor
                  San Antonio, Texas 78205-2233

          Please send copies of all communications to:

Wayne Wirtz, Esq.                                     John T. Bostelman, Esq.
SBC Communications Inc.                               Sullivan & Cromwell
175 E. Houston Street, 12th Floor                     125 Broad Street
San Antonio, Texas 78205-2233                         New York, New York 10004
(210) 821-4105                                        (212) 558-4000


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-37515

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered          Name of Each Exchange on Which
                                                 Each Class is to be Registered

6-7/8% Debentures due March 31, 2048,           New York Stock Exchange
of Southwestern Bell Telephone Company


Securities to be registered pursuant to Section 12(g) of the Act:           None

Item 1:  Description of Registrant's Securities to be Registered.

      For a full description of the 6-7/8% Debentures due March 31, 2048 ($25 principal amount per Debenture) (the "Debentures") of Southwestern Bell Telephone Company (the "Company") being registered hereby, reference is made to:
(a) the information contained under the caption "Description of Debt Securities" in the Prospectus which forms a part of the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (Registration Statement No. 333-37175) (the "Registration Statement") and (b) the information contained under the caption "Description of the Debentures" in the Prospectus Supplement relating to the Debentures, dated March 5, 1998, filed by the Company with the SEC pursuant to Rule 424 under the Securities Act of 1933 (File No. 1-2346). The information contained in the Registration Statement, Prospectus and Prospectus Supplement is incorporated herein by reference.


Item 2:  Exhibits.

      The exhibits in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as exhibits hereto.

Exhibit
Number      Description

4-a Indenture, dated as of February 1, 1985, from Southwestern Bell Telephone Company to The Bank of New York, as Trustee. (Exhibit 4-a to Registration Statement No. 2-95518.)

4-b First Supplemental Indenture, dated as of June 1, 1991, from Southwestern Bell Telephone Company to The Bank of New York, Trustee. (Exhibit 4-a to Form 8-K, filed June 13, 1991, File No. 1-2346.)

4-c Southwestern Bell Telephone Company's Officers' Certificate for 6-7/8% Debentures due March 31, 2048, dated March 5, 1998, pursuant to Section 2.02(a) of the Indenture. (Exhibit 4-a to Form 8-K, filed March 12, 1998, File No. 1-2346.)

4-d Form of Global Security. (Exhibit 4-b to Form 8-K, filed March 12, 1998, File No. 1-2346.)

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              SOUTHWESTERN BELL TELEPHONE COMPANY



Date: March 17, 1998              By: /s/ Donald E.Kiernan
                                      --------------------

                                       Donald E. Kiernan
                                       Vice President